As Filed with the Securities and Exchange Commission on November 12, 1997


                                                   Registration No. 333-39553
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       to
                                    FORM S-8
                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933
                        APPLIED CELLULAR TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)


                                    MISSOURI
                         (State or other jurisdiction of
                         incorporation or organization)

                                   43-1641533
                                (I.R.S. Employer
                              Identification No.)



                        James River Professional Center
                    Highway 160 & CC, Suite 5, P.O. Box 2067
                              Nixa, Missouri 65714
                                 (417) 725-9888
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                              Richard J. Sullivan
                        James River Professional Center
                    Highway 160 & CC, Suite 5, P.O. Box 2067
                              Nixa, Missouri 65714
                                 (417) 725-9888
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                        Copies of all correspondence to:
                            Denis P. McCusker, Esq.
                                 Bryan Cave LLP
                            One Metropolitan Square
                         211 North Broadway, Suite 3600
                         St. Louis, Missouri 63102-2750
                                 (314) 259-2000



--------------------------------------------------------------------------------


    Reoffer Prospectus Pursuant to General Instruction C.1 of Form S-8

--------------------------------------------------------------------------------



================================================================================

                                   PROSPECTUS
                               [GRAPHIC OMITTED]
                                 650,000 Shares





                                  Common Stock

                               ------------------

     This Prospectus relates to the proposed sale from time to time of up to 650,000 shares (the "Shares") of the common stock, par value $.001 per share (the "Common Stock"), of Applied Cellular Technology, Inc., a Missouri corporation (the "Company"), by the Selling Shareholders referred to herein. See "Selling Shareholders." The Selling Shareholders plan to sell the Shares in one or more transactions (which may include "block transactions") on the Nasdaq Small-Cap Market, in the over-the-counter market, in negotiated transactions or in a combination of such methods of sales, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders intend to effect such transactions through Attkisson, Carter & Akers, Atlanta, Georgia, and may also effect such transactions by selling the Shares directly to purchasers, or may sell to or through other agents, dealers or underwriters designated from time to time. Such agents, dealers or underwriters may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchaser(s) of Shares for whom they may act as agent or to whom they may sell as principals, or both. The Selling Shareholders and the brokers and dealers through which the sales of the Shares may be made may be deemed to be "underwriters" within the meaning set forth in the Securities Act of 1933, as amended (the "Securities Act"), and their commissions and discounts and other compensation may be regarded as underwriters' compensation. See "Plan of Distribution" and "Selling Shareholders."

     The Shares are being acquired by the Selling Shareholders on exercise of stock options issued to them under the Company's 1996 Non-Qualified Stock Option Plan in consideration for services rendered to the Company. Although the Company will receive aggregate cash proceeds of $2,762,500 as a result of the exercise of the options held by the Selling Shareholders relating to the Shares, the Company will not directly receive any proceeds from the sale of Shares by the Selling Shareholders and will bear all the expenses incurred in connection with the preparation of this Prospectus.

     The Common Stock of the Company is listed on the Nasdaq Small-Cap Market under the symbol "ACTC." On November 10, 1997, the last reported sale price of the Common Stock on the Nasdaq Small-Cap Market was $8.25 per share. See "Price Range of Common Stock."

                           --------------------------

  SEE "RISK FACTORS" BEGINNING ON PAGE 4 IN THE PROSPECTUS FOR A DISCUSSION OF
   CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE
                          COMMON STOCK OFFERED HEREBY.
                           --------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                      PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

                           --------------------------


                The date of this Prospectus is November 12,1997.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at Northeast Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048 and Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can also be obtained from the Public Reference Section of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other materials that are filed through the Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. This Web site can be accessed at http://www.sec.gov. Quotations relating to the Company's Common Stock appear on the Nasdaq Small-Cap Market, and such reports, proxy statements and other information concerning the Company can also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

     The Company has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement or the exhibits thereto. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information contained or incorporated by reference in the Registration Statement. Statements contained in this Prospectus as to the contents of any contract or other document filed or incorporated by reference as an exhibit to the Registration Statement are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement. For further information, reference is hereby made to the Registration Statement and exhibits thereto, copies of which may be inspected at the offices of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 or obtained from the Commission at the same address at prescribed rates.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents heretofore filed by the Company with the Commission pursuant to the Exchange Act are incorporated herein by reference:

          (1) the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996 (filed on March 31, 1997);

          (2) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 (filed on May 13, 1997);

          (3) the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 (filed on August 13, 1997);

          (4) The Company's Current Report on Form 8-K/A filed with the Commission on January 15, 1997;

          (5) The Company's Current Report on Form 8-K filed with the Commission on February 3, 1997;

          (6) The Company's Current Report on Form 8-K filed with the Commission on April 15, 1997;

          (7) The Company's Current Report on Form 8-K and Form 8-K/A filed with the Commission on February 19, 1997 and April 15, 1997, respectively;

          (8) The Company's Current Report on Form 8-K and Form 8-K/A filed with the Commission on April 2, 1997 and April 21, 1997, respectively;

          (9) The Company's Current Report on Form 8-K and Form 8-K/A filed with the Commission on April 11, 1997 and June 2, 1997, respectively; and

          (10) the Company's Registration Statement on Form 8-A filed on May 5, 1995, registering the Company's Common Stock under Section 12(g) of the Exchange Act.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering shall hereby be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document incorporated or deemed to be incorporated herein by reference, which statement is also incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. Copies of these documents (excluding exhibits unless such exhibits are specifically incorporated by reference into the information incorporated herein) will be provided by first class mail without charge to each person to whom this Prospectus is delivered, upon written or oral request by such person to Applied Cellular Technology, Inc., James River Professional Center, Highway 160 & CC, Suite 5, P.O. Box 2067, Nixa, Missouri 65714; Attention: Kay Langsford, Corporate Controller (telephone: (417) 725-9888.)

     No person has been authorized in connection with this offering to give any information or to make any representation not contained or incorporated by reference in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company, the Selling Shareholders or any other person. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, any securities other than those to which it relates, nor does it constitute an offer to sell or a solicitation of an offer to purchase by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Company since such date.

                                TABLE OF CONTENTS


              Available Information ........................... 2

              Risk Factors .................................... 4

              The Company ..................................... 6

              Selling Shareholders ............................ 6

              Description Of Capital Stock .................... 7

              Plan Of Distribution ............................ 8

              Legal Matters ................................... 8

              Independent Auditors ............................ 8

                                  RISK FACTORS

     In addition to the other information contained herein, the following factors should be considered carefully in evaluating the Company and its business before purchasing any of the Common Stock offered hereby.

Uncertainty of Future Financial Results

     While the Company has been profitable for the last two fiscal years, future financial results are uncertain. There can be no assurance that the Company will continue to be operated in a profitable manner. Profitability depends upon many factors, including the success of the Company's various marketing programs, the maintenance or reduction of expense levels and the ability of the Company to successfully coordinate the efforts of the different segments of its business.

Future Sales of and Market for the Shares

     As of November 10, 1997, the Company had 17,715,211 shares of Common Stock outstanding. Between January 1, 1997 and October 31, 1997, the Company has issued an aggregate of 11,916,510 shares of common stock, of which 7,545,731 shares were issued in acquisitions, 2,123,500 shares were issued on exercise of warrants, 1,354,167 shares were issued on conversion of 100,000 shares of the Company's Preferred Stock, 546,112 shares were issued for services rendered, 175,000 were sold to officers of the Company or its subsidiaries, and 172,000 were issued in private placement transactions.

     On October 10, 1997, the Company filed a Registration Statement with the Commission relating to an aggregate of 8,858,516 shares of Common Stock previously issued by the Company (a) in various acquisition transactions, (b) in consideration for services rendered to the Company or (c) on exercise of warrants previously issued by the Company. Although such registration will allow the sale of such shares by the holders from time to time, the Company believes that such holders do not currently intend to sell all or substantially all of such shares.

     Management of the Company anticipates that the Company will continue to effect acquisitions and contract for certain services primarily through the issuance of Common Stock or other equity securities of the Company. Such issuances of additional securities may be viewed as being dilutive of the value of the Common Stock in certain circumstances and may have an adverse impact on the market price of the Common Stock.

Risks Associated with Acquisitions and Expansion

     The Company has engaged in a continuing program of acquisitions of other businesses which are considered to be complementary to the lines of business carried on by the Company, and it is anticipated that such acquisitions will continue to occur. As of September 30, 1997, the total assets of the Company were approximately $55 million. As of December 31, 1996, the total assets of the Company were approximately $33 million, compared to approximately $4 million at the end of 1995. Net operating revenues for the nine month period ended September 30, 1997 were approximately $72 million. Net operating revenues for 1996 were approximately $20 million, compared with $2.3 million in 1995 and $0.3 million in 1994. Managing these dramatic changes in the scope of the business of the Company will present ongoing challenges to management, and there can be no assurance that the Company's operations as currently structured, or as affected by future acquisitions, will be successful. The businesses acquired by the Company may require substantial additional capital, and there can be no assurance as to the availability of such capital when needed, nor as to the terms on which such capital might be made available to the Company. It is the Company's policy to retain existing management of acquired companies and to allow the new subsidiary to continue to operate in the manner which has resulted in its success in the past, under the overall supervision of senior management of the Company. Accordingly, the success of the operations of these subsidiaries will depend, to a great extent, on the continued efforts of the management of the acquired companies.

Competition

     Each segment of the Company's business is highly competitive, and it is expected that competitive pressures will continue. Many of the Company's competitors have far greater financial and other resources than the Company. The areas which the Company has identified for continued growth and expansion are also target market segments for some of the largest and most strongly capitalized companies in the United States. There can be no assurance that the Company will have the financial, technical, marketing and other resources required to compete successfully in this environment in the future.

Dependence on Key Individuals

     The future success of the Company is highly dependent upon the Company's ability to attract and retain qualified key employees. The Company is organized with a small senior management team, with each of its separate operations under the day-to-day control of local managers. If the Company were to lose the services of any members of its central management team, the overall operations of the Company could be adversely affected, and the operations of any of the individual facilities of the Company could be adversely affected if the services of the local managers should be unavailable.

Lack of Dividends on Common Stock; Issuance of Preferred Stock

     The Company does not have a history of paying dividends on its Common Stock, and there can be no assurance that such dividends will be paid in the foreseeable future. The Company intends to use any earnings which may be generated to finance the growth of the Company's businesses. The Board of Directors has the right to authorize the issuance of preferred stock, without further stockholder approval, the holders of which may have preferences as to payment of dividends.

Potential Conflicts of Interests

     Mr. Richard Sullivan, the Chief Executive Officer of the Company, is also Chairman of Great Bay Technology, Inc. and Managing General Partner of the Bay Group. Both these companies conduct business with the Company, and receive compensation from the Company for various services, including assistance in identifying potential acquisition candidates and in negotiating acquisition transactions. The relationships among such companies, Mr. Sullivan and the Company may involve conflicts of interest.

Possible Volatility of Stock Price

     The Common Stock is quoted on the Nasdaq Small-Cap Market, which stock market has experienced and is likely to experience in the future significant price and volume fluctuations which could adversely affect the market price of the Common Stock without regard to the operating performance of the Company. In addition, the Company believes that factors such as the significant changes to the business of the Company resulting from continued acquisitions and expansions, quarterly fluctuations in the financial results of the Company, shortfalls in earnings or sales below analyst expectations, changes in the performance of other companies in the same market sectors as the Company and the performance of the overall economy and the financial markets could cause the price of the Common Stock to fluctuate substantially.

Forward-Looking Statements and Associated Risk

     This Prospectus, including the information incorporated herein by reference, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding, among other items, (i) the Company's growth strategies, (ii) anticipated trends in the Company's business and demographics and (iii) the Company's ability to successfully integrate the business operations of recently acquired companies. These forward-looking statements are based largely on the Company's expectations and are subject to a number of risks and uncertainties, certain of which are beyond the Company's control. Actual results could differ materially from these forward-looking statements as a result of the factors described in "Risk Factors," including, among others, regulatory, competitive or other economic influences. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this Prospectus will be accurate.

                                   THE COMPANY

     The Company is a diversified technology company, operating predominantly in three industry segments, as follows:

     The services group (formerly the retail group) installs, sells, services and supports cellular phone and other wireless services, business telephone systems, voice mail and interactive voice response systems, commercial long distance and local telephone services, residential long distance telephone services, digital satellite television services to business and consumer end-users, and computer systems, offering custom and custom-tailored software and hardware systems for manufacturers, wholesales, distributors and field sales and service organizations, and construction and installation of microwave cellular and digital PCS towers.

     The  computer  group  provides   leasing,   remarketing,   parts-on-demand,
consulting and business continuity services for mainframe, midrange and PC systems to industrial, commercial and retail organizations.

     The manufacturing group manufactures customized analog and digital and off-the-shelf industrial temperature controls and custom analog and digital electrical products, and satellite dish positioning systems.

     The largest part of the Company's current operations are the result of acquisitions completed during the last two years. During 1995, the net operating revenues of the Company were $2.34 million. For 1996, net operating revenues were $19.76 million, of which almost $14 million was from the Company's services segment. Since January 1, 1997, the Company has completed 12 additional acquisitions, of companies whose aggregate net revenues for the nine months ended September 30, 1997 were approximately $42 million.

     The principal office of the Company is located at Highway 160 and CC, Suite 5, Nixa, Missouri 65714, phone 417-725-9888. Satellite corporate offices are located in Amherst, New Hampshire, Cambridge, Massachusetts and St. Louis, Missouri.

     Each operating business is conducted through a separate subsidiary company directed by its own management team, and each subsidiary company has its own marketing and operations support personnel. Each management team reports to the President, who is responsible for overall corporate control and coordination, as well as financial planning. The Chairman is responsible for the overall business and strategic planning of the Company.

                              SELLING SHAREHOLDERS

     The Shares are being sold by Richard J. Sullivan, the Chairman of the Board and Chief Executive Officer of the Company, and by Garrett A. Sullivan, the President and Chief Operating Officer of the Company (the "Selling Shareholders"). The Shares are being acquired by the Selling Shareholders on exercise of stock options issued to them under the Company's 1996 Non-Qualified Stock Option Plan in consideration for services rendered to the Company. The exercise price under each such option is $4.25 per share. Accordingly, the Company will receive aggregate proceeds of $2,762,500 as a result of the exercise of such options. The Company will not directly receive any of the proceeds of the sale of the Shares hereunder.

     The information presented below concerning percentages owned prior to and after the offering reflects all of the then outstanding common shares. The amount and percentage owned after the offering assumes the sale of all of the Shares being registered on behalf of the Selling Shareholders.


                                                                                               Ownership After
                                                Ownership Prior to the    Number of Shares      the Offering if
           Selling Shareholder                         Offering             Offered Hereby       all Shares are
                                                                                                      Sold
--------------------------------------------- -------------------------- -------------------- -------------------
                                                   Shares           %                             Shares   %
Richard J. Sullivan                             3,243,374 (1)       18.3%       500,000        2,743,374   15.5%
Garrett A. Sullivan                               550,000 (2)        3.1%       150,000          400,000    2.3%
                                                                                -------

             Total ..............................                               650,000

(1) Includes 457,000 shares of Common Stock and 850,000 warrants to acquire Common Stock owned by Great Bay Technology, Inc., 193,265 shares of Common Stock owned by The Bay Group, and options to acquire 1,190,000 shares of common stock, 630,000 of which are currently exercisable, and 560,000 of which are not currently exercisable. Great Bay Technology, Inc. and The Bay Group are controlled by Richard J. Sullivan and Angela M. Sullivan.

(2) Includes 200,000 warrants to acquire Common Stock and 200,000 options which are not currently exercisable.


                          DESCRIPTION OF CAPITAL STOCK

     The Company's Certificate of Incorporation authorizes the issuance of up to 40,000,000 shares of Common Stock, and up to 5,000,000 shares of preferred stock (the "Preferred Stock"). The Preferred Stock may be issued from time to time and on such terms as are specified by the Company's Board of Directors, without further authorization from the shareholders of the Company.

     As of November 10, 1997, there were outstanding 17,715,211 shares of Common Stock and 9,000 shares of Preferred Stock, par value $10 per share, redemption value $100 per share.

     As of November 10, 1997, (i) there were outstanding warrants to purchase 2,728,229 shares of Common Stock at a weighted average exercise price of $5.42 per share, and (ii) options held by employees of the Company to purchase 3,566,100 shares of Common Stock at a weighted average exercise price of $4.47 per share (including options held by the Selling Shareholders which are being exercised to acquire the Shares offered hereby). All of the warrants are currently exercisable. Of the outstanding options, 1,355,000 are now exercisable and the rest become exercisable at various times over the next three years.

     The Company's Common Stock trades on the Nasdaq Small-Cap Market under the symbol "ACTC." The following table sets forth the high and low sale prices of the Common Stock as reported by the Nasdaq Small-Cap Market for each of the quarters since the Common Stock began trading on the Nasdaq Small-Cap Market in August 1995.

                                           High                       Low
       1995
       Third Quarter.............           9                          7-1/8
       Fourth Quarter............           7-1/2                      3-5/8
       1996
       First Quarter.............            6-7/8                     2-3/4
       Second Quarter............            9-1/8                     4
       Third Quarter.............            7-7/8                     3-3/4
       Fourth Quarter............            7-7/8                     4-1/2

       1997
       First Quarter.............            5-7/8                     4
       Second Quarter............            4-3/8                     2-5/8
       Third Quarter.............            8-3/4                     3-1/16
       Fourth Quarter (through
          November 10)...........            9-3/4                     5-5/8

     On November 10, 1997, the last reported sale price of the Common Stock on the Nasdaq Small-Cap Market was $8.25. As of November 10, 1997, there were approximately 1,120 shareholders of record of the Common Stock.

                              PLAN OF DISTRIBUTION

     The Selling Shareholders plan to sell the Shares in one or more transactions (which may include "block transactions") on the Nasdaq Small-Cap Market, in the over-the-counter market, in negotiated transactions or in a combination of such methods of sales, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders intend to effect such transactions through Attkisson, Carter & Akers, Atlanta, Georgia, and may also effect such transactions by selling the Shares directly to purchasers, or may sell to or through other agents, dealers or underwriters designated from time to time The Selling Shareholders and any agents, dealers or underwriters that act in connection with the sale of the Shares might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any discount or commission received by them and any profit on the resale of the Shares as principal might be deemed to be underwriting discounts or commissions under the Securities Act.

     In connection with the issuance of the Shares to the Selling Shareholders on exercise of stock options held by them, the Company will receive aggregate cash proceeds of $2,762,500. However, the Company will not directly receive any proceeds from the sale of the Shares hereunder and will bear the costs relating to the preparation and filing of this Prospectus (other than any fees and expenses of counsel for the Selling Shareholders). Any commissions, discounts or other fees payable to a broker, dealer, underwriter, agent or market maker in connection with the sale of any of the Shares will be borne by the Selling Shareholders.

                                  LEGAL MATTERS

     Certain legal matters with respect to the Common Stock offered hereby have been passed upon for the Company by Bryan Cave LLP, St. Louis, Missouri.

                              INDEPENDENT AUDITORS

     The consolidated financial statements of the Company as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, have been audited by Rubin, Brown, Gornstein & Co. LLP, independent public accountants, as indicated in their report with respect thereto, and are included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996, and are incorporated herein by reference, in reliance upon the authority of such firm as experts in accounting and auditing in giving said reports.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on November 12, 1997.


                                 APPLIED CELLULAR TECHNOLOGY, INC.

                                 By:  /s/ David A Loppert
                                      ------------------------
                                        David A. Loppert, Vice President,
                                      Treasurer and Chief Financial Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Post-Effective Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                     Title                     Date
         ------------------------------------------------------------

                           Chairman of the Board of Directors,
                             Chief Executive Officer and
                             Secretary(Principal Executive
 RICHARD J. SULLIVAN *       Officer)                         November 12, 1997
-------------------------
 (Richard J. Sullivan)
                           President and Director (Principal
                           Operating Officer)               November 12, 1997
  GARRETT A. SULLIVAN*
-------------------------
 (Garrett A. Sullivan)

                           Vice President, Treasurer and Chief
                             Financial Officer (Principal
                             Accounting Officer)              November 12, 1997
   DAVID A. LOPPERT*
-------------------------
  ( David A. Loppert)


                           Director                           November 12, 1997
  ANGELA M. SULLIVAN *
-------------------------
  (Angela M. Sullivan)

                           Director                           November 12, 1997
   DANIEL E. PENNI *
-------------------------
   (Daniel E. Penni.)

                           Director                           November 12, 1997
  ARTHUR F. NOTERMAN*
-------------------------
  (Arthur F. Noterman)


                                  *By:   /s/ David A Loppert
                                       --------------------------
                                         David A Loppert
                                         Attorney-in-fact


                                      II-1